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                                                                    Exhibit 99.1

Statement of Computation of Ratio of Earnings to Fixed Charges
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(Dollar amounts in thousands)

                                                                                    For the quarter ended September 30,
                                                                                    1999                            1998
                                                                         -------------------------        ------------------------
Income before net gain (loss) on sales of investments in rental                            $20,434                         $15,336
 properties and minority interest
Less-minority interest not convertible into common stock                                      (155)                              -
                                                                         -------------------------        ------------------------
      Earnings                                                                             $20,279                         $15,336
                                                                         =========================        ========================
Fixed charges:
 Interest                                                                                  $10,400                         $ 8,604
 Capitalized interest                                                                        2,191                           3,838
 Preferred stock dividend                                                                    1,142                               -
 Other                                                                                          12                              12
                                                                         -------------------------        ------------------------
      Fixed Charges                                                                        $13,745                         $12,454
                                                                         =========================        ========================

Earnings plus fixed charges, excluding capitalized interest and
 preferred stock dividends                                                                 $30,691                         $23,952
                                                                         =========================        ========================
Divided by fixed charges                                                                   $13,745                         $12,454
                                                                         =========================        ========================
Ratio of earnings to fixed charges                                                             2.2                             1.9
                                                                         =========================        ========================
                                                                                  For the nine months ended September 30,
                                                                                   1999                            1998
                                                                         -------------------------        ------------------------
Income before net gain (loss) on sales of investments in rental
 properties and minority interest                                                          $57,407                         $48,123
Plus-provision for non-recurring charge                                                      1,250                               -
Less-minority interest not convertible into common stock                                      (445)                              -
                                                                         -------------------------        ------------------------
      Earnings                                                                             $58,212                         $48,123
                                                                         =========================        ========================
Fixed charges:
 Interest                                                                                  $30,535                         $25,966
 Capitalized interest                                                                        7,226                           8,695
 Preferred stock dividends                                                                   3,040                               -
 Other                                                                                          35                              84
                                                                         -------------------------        ------------------------
      Fixed Charges                                                                        $40,836                         $34,745
                                                                         =========================        ========================

Earnings plus fixed charges, excluding capitalized interest and
 preferred stock dividends                                                                 $88,782                         $74,173
                                                                         =========================        ========================
Divided by fixed charges                                                                   $40,836                         $34,745
                                                                         =========================        ========================
Ratio of earnings to fixed charges                                                             2.2                             2.1
                                                                         =========================        ========================
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